As filed with the Securities and Exchange Commission on March 4, 2011

Registration No. 333-163439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY CATALOGS ONLINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	5961	26-4170100
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

6365 N.W. 6th Way, Suite 140

Fort Lauderdale, FL 33309

(954) 903-9373

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Kimberly L. Graus, Esq.

4949 SR 64 E, #141

Bradenton, Florida 34208

(941) 747-5290

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On August 12, 2010, My Catalogs Online, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, Registration No. 333-163439  (the “Registration Statement”), registering 775,000 Selling shareholder shares of the Registrant’s common stock, par value $0.001 (the “Selling Shareholders Common Stock”). The offering was closed by the Company on January 4, 2011.  A Post-Effective Amendment No. 1 to the Registration Statement was filed January 7, 2011. This Post-Effective Amendment No. 2 is filed and hereby deregisters all of the shares of the Common Stock that were registered for the Selling shareholder Jerrold D. Burden consisting of 500,000 shares and all of the shares of the Common Stock that were registered for the Selling shareholder Ronald Teblum consisting of 100,000 shares but have not been, and will not be, sold pursuant to the Registration Statement and consisting of a total of 600,000 shares being de-registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida on this 3rd day of March 2011.

MY CATALOGS ONLINE, INC.
By:	/s/ Ronald Teblum
Ronald Teblum
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 3, 2011	By:	/s/ Ronald Teblum
Ronald Teblum
President & Chief Executive Officer

Date: March 3, 2011	By:	/s/ Jerrold D. Burden
Jerrold D. Burden
Chairman of the Board, CFO (Principal Financial and Principal Accounting Officer), Secretary, Treasurer and Director